Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: June 29, 2018, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

~ Announces orders of 6,000 railcars valued at over $600 million ~

~ Backlog grows; Book-to-bill of 1.1x ~

~ Reaffirms FY 2018 earnings guidance ~

Lake Oswego, Oregon, June 29, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its third fiscal quarter ended May 31, 2018.

Third Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $33.0 million, or $1.01 per diluted share, on revenue of $641.4 million. Quarterly results include $9.5 million, net of tax, ($0.29 per share) impact associated with a non-cash goodwill impairment charge recorded by GBW, our 50/50 joint venture with Watco Companies, LLC.

•	Adjusted net earnings attributable to Greenbrier for the quarter were $42.4 million, or $1.30 per diluted share.

•	Adjusted EBITDA for the quarter was $86.9 million, or 13.6% of revenue.

•	Orders for 6,000 diversified railcars were received during the quarter, valued at over $600 million. Book-to-bill of 1.1x is the highest since May 2017.

•	New railcar backlog as of May 31, 2018 was 24,200 units with an estimated value of $2.3 billion.

•	New railcar deliveries totaled 5,600 units for the quarter.

•	Board declares quarterly dividend of $0.25 per share, payable on August 9, 2018 to shareholders as of July 19, 2018.

•	Cash provided by operating activities was $87.3 million for the quarter.

•	Annual earnings guidance of $5.00 per diluted share is reaffirmed. Guidance excludes $0.29 per share related to the goodwill impairment and includes the Q2 $0.70 per share non-recurring net benefit from the 2017 Tax Cut and Jobs Act (“Tax Act”).

William A. Furman, Chairman and CEO, said, “Greenbrier produced strong operating and financial results in the third fiscal quarter, highlighted by healthy gross margins, a strong balance sheet and the highest quarterly order activity this fiscal year. Greenbrier’s strategy is to strengthen core North American markets while making demonstrable advancements in international railcar markets. This strategy is succeeding. With North American railcar loadings increasing and improving indicators for the U.S. and global economies, current industry fundamentals remain favorable for most of Greenbrier’s business segments. GBW continues to underperform

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 2

expectations. We intend to eliminate this headwind to Greenbrier’s financial performance and will soon share plans to resolve GBW’s challenges.”

Furman continued, “We are encouraged by the 6,000 new railcar orders we received in the third quarter. Order activity continues to be broad-based and diversified, originating primarily in the improving North American market. Looking forward, we expect to see continued order strength in North America and internationally, but do not expect order activity to be linear. Backlog is a key indicator of future earnings and cash flow generation. At quarter-end, Greenbrier had diversified backlog of 24,200 units with an estimated value of $2.3 billion.”

Furman concluded, “Greenbrier’s flexibility and creativity allow us to navigate the current market environment successfully. We remain confident in our long-term strategy and integrated business model. We are narrowing and reaffirming the guidance targets laid out earlier in the year.”

Business Outlook

Based on current business trends and production schedules for fiscal 2018, Greenbrier believes:

•	Deliveries will be approximately 20,000 – 21,000 units including Greenbrier-Maxion (Brazil) which will account for up to 10% of deliveries

•	Revenue will be approximately $2.5 billion

•	Diluted EPS will be $5.00 excluding $0.29 per share related to the GBW goodwill impairment and including the Q2 $0.70 per share non-recurring net benefit from the Tax Act

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q3 FY18		Q2 FY18		Sequential Comparison – Main Drivers
Revenue	$641.4M		$629.3M		Up 1.9% primarily due to higher wheel and component volumes and higher external syndication activity
Gross margin	16.9%		16.7%		Up 20 bps primarily due to product mix, including wheels, higher management fees and increased syndication activity
Selling and administrative expense	$51.8M		$50.3M		Up 3.0% primarily due to higher employee related costs including long term incentive compensation
Net gain on disposition of equipment	$14.8M		$5.8M		Reflects continued rebalancing of lease portfolio
Adjusted EBITDA	$86.9M		$79.1M		Higher gain on sale and operating margin
Effective tax rate	24.5%		(21.0%)		Q2 included non-recurring benefit from the Tax Act
Earnings (loss) from unconsolidated affiliates	($12.8M	) [1]	$0.1M
Adjusted net earnings attributable to Greenbrier	$42.4M		$61.6M	[2]
Adjusted diluted EPS	$1.30		$1.91	[2]

(1)	Includes $9.5 million, net of tax, or $0.29 per share, impact associated with a non-cash goodwill impairment charge recorded by GBW.

(2)	Q2 included a non-recurring net benefit of $22.9 million, or $0.70 per share, from the Tax Act.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 3

Segment Summary

	Q3 FY18	Q2 FY18	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$510.1M	$511.8M	Primarily attributable to product mix
Gross margin	16.1%	16.2%	Continued strong performance
Operating margin (1)	12.2%	12.3%
Deliveries (2)	5,100	4,300	Increased syndication activity
Wheels & Parts
Revenue	$94.5M	$88.7M	Up 6.5% primarily attributable to seasonally higher wheel and component volumes
Gross margin	9.2%	9.0%	Improved operating efficiencies
Operating margin (1)	5.9%	5.8%
Leasing & Services
Revenue	$36.8M	$28.8M	Up 27.8% primarily due to higher volume of externally sourced railcar syndications and interim rent
Gross margin	47.9%	51.0%	Down primarily due to lower margins on externally sourced railcar syndications
Operating margin (1) (3)	72.6%	56.0%
Lease fleet utilization	90.4%	92.2%

(1)	See supplemental segment information on page 10 for additional information.

(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.

(3)	Includes Net gain on disposition of equipment, which is not included in gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2018 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	June 29, 2018

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier-Astra Rail is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through GBW, a joint venture with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce tank heads and other components and have an ownership stake in a leasing warehouse. Greenbrier owns a lease fleet of 7,900 railcars and performs management services for 356,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 4

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools commonly used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31, 2018	Feb. 28, 2018	Nov. 30, 2017	Aug. 31, 2017	May 31, 2017
Assets
Cash and cash equivalents	$589,969	$586,008	$591,406	$611,466	$465,413
Restricted cash	9,204	8,875	8,839	8,892	8,753
Accounts receivable, net	322,328	321,795	315,393	279,964	267,830
Inventories	396,518	408,419	411,371	400,127	414,012
Leased railcars for syndication	158,194	168,748	130,991	91,272	149,119
Equipment on operating leases, net	302,074	258,417	274,598	315,941	315,976
Property, plant and equipment, net	424,035	429,465	426,961	428,021	330,471
Investment in unconsolidated affiliates	75,884	98,009	101,529	108,255	110,058
Intangibles and other assets, net	82,030	83,308	83,819	85,177	68,930
Goodwill	70,347	69,011	67,783	68,590	43,265

	$2,430,583	$2,432,055	$2,412,690	$2,397,705	$2,173,827

Liabilities and Equity
Revolving notes	$20,337	$7,990	$6,885	$4,324	$-
Accounts payable and accrued liabilities	447,827	461,088	441,373	415,061	339,001
Deferred income taxes	36,657	41,257	69,984	75,791	80,482
Deferred revenue	102,919	85,886	120,044	129,260	82,006
Notes payable, net	437,833	559,755	558,987	558,228	532,638

Contingently redeemable noncontrolling interest	31,135	33,046	35,209	36,148	-

Total equity - Greenbrier	1,225,512	1,095,447	1,032,557	1,018,130	986,221
Noncontrolling interest	128,363	147,586	147,651	160,763	153,479

Total equity	1,353,875	1,243,033	1,180,208	1,178,893	1,139,700

	$2,430,583	$2,432,055	$2,412,690	$2,397,705	$2,173,827

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2018	2017	2018	2017
Revenue
Manufacturing	$510,099	$317,104	$1,473,411	$1,216,641
Wheels & Parts	94,515	85,231	261,236	237,580
Leasing & Services	36,773	36,826	95,611	103,536

	641,387	439,161	1,830,258	1,557,757

Cost of revenue
Manufacturing	427,875	245,228	1,237,890	948,436
Wheels & Parts	85,850	77,985	239,064	218,460
Leasing & Services	19,155	26,247	50,136	69,484

	532,880	349,460	1,527,090	1,236,380

Margin	108,507	89,701	303,168	321,377

Selling and administrative expense	51,793	42,810	149,130	123,518
Net gain on disposition of equipment	(14,825)	(1,581)	(39,813)	(4,793)

Earnings from operations	71,539	48,472	193,851	202,652

Other costs
Interest and foreign exchange	6,533	7,894	20,582	15,291

Earnings before income tax and loss from unconsolidated affiliates	65,006	40,578	173,269	187,361

Income tax expense	(15,944)	(8,656)	(22,778)	(53,900)

Earnings before loss from unconsolidated affiliates	49,062	31,922	150,491	133,461

Loss from unconsolidated affiliates	(12,823)	(681)	(15,586)	(5,253)

Net earnings	36,239	31,241	134,905	128,208

Net (earnings) loss attributable to noncontrolling interest	(3,288)	1,582	(14,059)	(35,887)

Net earnings attributable to Greenbrier	$32,951	$32,823	$120,846	$92,321

Basic earnings per common share:	$1.03	$1.12	$3.99	$3.16

Diluted earnings per common share:	$1.01	$1.03	$3.75	$2.91

Weighted average common shares:
Basic	32,034	29,348	30,250	29,192
Diluted	32,914	32,690	32,774	32,515

Dividends declared per common share	$0.25	$0.22	$0.71	$0.64

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31
	2018	2017

Cash flows from operating activities:
Net earnings	$134,905	$128,208
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(38,825)	16,815
Depreciation and amortization	55,161	46,616
Net gain on disposition of equipment	(39,813)	(4,793)
Accretion of debt discount	3,109	1,329
Stock based compensation expense	20,311	19,007
Noncontrolling interest adjustments	1,067	1,203
Other	1,345	1,017
(Increase) decrease in assets:
Accounts receivable, net	(24,980)	(27,109)
Inventories	(4,270)	(47,209)
Leased railcars for syndication	(69,994)	(16,122)
Other	30,549	8,419
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	34,898	(35,800)
Deferred revenue	(23,837)	(13,650)

Net cash provided by operating activities	79,626	77,931

Cash flows from investing activities:
Proceeds from sales of assets	129,828	20,344
Capital expenditures	(118,656)	(53,848)
Decrease in restricted cash	(312)	15,526
Investment in and advances to unconsolidated affiliates	(21,455)	(34,068)
Cash distribution from unconsolidated affiliates	3,941	550

Net cash used in investing activities	(6,654)	(51,496)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	16,013	-
Proceeds from issuance of notes payable	13,749	275,000
Repayments of notes payable	(19,274)	(5,469)
Debt issuance costs	-	(9,082)
Dividends	(21,866)	(18,619)
Cash distribution to joint venture partner	(69,413)	(27,267)
Investment by joint venture partner	6,500	-
Tax payments for net share settlement of restricted stock	(7,716)	(5,208)
Excess tax deficiency from restricted stock awards	-	(2,396)

Net cash provided by (used in) financing activities	(82,007)	206,959

Effect of exchange rate changes	(12,462)	9,340
Increase (decrease) in cash and cash equivalents	(21,497)	242,734
Cash and cash equivalents
Beginning of period	611,466	222,679

End of period	$589,969	$465,413

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Total

Revenue
Manufacturing	$451,485	$511,827	$510,099	$1,473,411
Wheels & Parts	78,011	88,710	94,515	261,236
Leasing & Services	30,039	28,799	36,773	95,611

	559,535	629,336	641,387	1,830,258

Cost of revenue
Manufacturing	380,850	429,165	427,875	1,237,890
Wheels & Parts	72,506	80,708	85,850	239,064
Leasing & Services	16,865	14,116	19,155	50,136

	470,221	523,989	532,880	1,527,090

Margin	89,314	105,347	108,507	303,168

Selling and administrative expense	47,043	50,294	51,793	149,130
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(39,813)

Earnings from operations	61,442	60,870	71,539	193,851

Other costs
Interest and foreign exchange	7,020	7,029	6,533	20,582

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	173,269
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(22,778)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	150,491
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(15,586)

Net earnings	33,377	65,289	36,239	134,905
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(14,059)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$120,846

Basic earnings per common share (1)	$0.90	$2.10	$1.03	$3.99
Diluted earnings per common share (1)	$0.83	$1.91	$1.01	$3.75

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, using the treasury stock method but includes restricted stock units that are not considered participating securities, restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method, during the periods in which they were outstanding, in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$454,033	$445,504	$317,104	$508,547	$1,725,188
Wheels & Parts	69,635	82,714	85,231	75,099	312,679
Leasing & Services	28,646	38,064	36,826	27,761	131,297

	552,314	566,282	439,161	611,407	2,169,164
Cost of revenue
Manufacturing	356,555	346,653	245,228	425,531	1,373,967
Wheels & Parts	64,978	75,497	77,985	69,876	288,336
Leasing & Services	18,030	25,207	26,247	16,078	85,562

	439,563	447,357	349,460	511,485	1,747,865

Margin	112,751	118,925	89,701	99,922	421,299

Selling and administrative expense	41,213	39,495	42,810	47,089	170,607
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,947)	(9,740)

Earnings from operations	72,660	81,520	48,472	57,780	260,432

Other costs
Interest and foreign exchange	1,724	5,673	7,894	8,901	24,192

Earnings before income tax and earnings (loss) from unconsolidated affiliates	70,936	75,847	40,578	48,879	236,240
Income tax expense	(20,386)	(24,858)	(8,656)	(10,114)	(64,014)

Earnings before earnings (loss) from unconsolidated affiliates	50,550	50,989	31,922	38,765	172,226
Earnings (loss) from unconsolidated affiliates	(2,584)	(1,988)	(681)	(6,511)	(11,764)

Net earnings	47,966	49,001	31,241	32,254	160,462
Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(8,508)	(44,395)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$23,746	$116,067

Basic earnings per common share (1)	$0.86	$1.19	$1.12	$0.81	$3.97
Diluted earnings per common share (1)	$0.79	$1.09	$1.03	$0.75	$3.65

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended May 31, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$510,099	$53,501	$563,600	$62,435	$6,215	$68,650
Wheels & Parts	94,515	10,879	105,394	5,546	686	6,232
Leasing & Services	36,773	3,886	40,659	26,704	3,380	30,084
Eliminations	-	(68,266)	(68,266)	-	(10,281)	(10,281)
Corporate	-	-	-	(23,146)	-	(23,146)

	$641,387	$-	$641,387	$71,539	$-	$71,539

Three months ended February 28, 2018:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$511,827	$13,948	$525,775	$63,185	$3,415	$66,600
Wheels & Parts	88,710	8,951	97,661	5,119	780	5,899
Leasing & Services	28,799	4,365	33,164	16,114	3,794	19,908
Eliminations	-	(27,264)	(27,264)	-	(7,989)	(7,989)
Corporate	-	-	-	(23,548)	-	(23,548)

	$629,336	$-	$629,336	$60,870	$-	$60,870

	Total assets
	May 31, 2018	February 28, 2018
Manufacturing	$924,869	$911,505
Wheels & Parts	243,641	260,077
Leasing & Services	578,259	565,626
Unallocated	683,814	694,847

	$2,430,583	$2,432,055

Information for GBW, which is Greenbrier’s fourth reportable segment and which is accounted for under the equity method of accounting, is included in the table below. Information included in the table below represents totals for GBW rather than Greenbrier’s 50% share, as this is how performance and resource allocation is evaluated.

	As of and for the Three Months Ended
	May 31, 2018	February 28, 2018
Revenue	$67,200	$62,700
Loss from operations	$(29,500)	$(5,500)
Total assets	$177,800	$208,500

During the third quarter of 2018, GBW recorded a pre-tax impairment loss of $26.4 million. Our share of the non-cash impairment was $9.5 million after-tax ($0.29 per share) and is included as part of Loss from unconsolidated affiliates on our Consolidated Statement of Income.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31, 2018	February 28, 2018

Net earnings	$36,239	$65,289
Interest and foreign exchange	6,533	7,029
Income tax expense (benefit)	15,944	(11,301)
Depreciation and amortization	18,707	18,084
GBW goodwill impairment	9,493	-

Adjusted EBITDA	$86,916	$79,101

Three Months Ended May 31, 2018

Backlog Activity (units) (1)
Beginning backlog	24,100
Orders received	6,000
Production held as Leased railcars for syndication	(1,600)
Production sold directly to third parties	(4,300)

Ending backlog	24,200

Delivery Information (units) (1)
Production sold directly to third parties	4,300
Sales of Leased railcars for syndication	1,300

Total deliveries	5,600

(1) Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended

	May 31, 2018	February 28, 2018

Weighted average basic common shares outstanding (1)	32,034	29,355
Dilutive effect of convertible notes (2)	655	3,349
Dilutive effect of restricted stock units (3)	225	7

Weighted average diluted common shares outstanding	32,914	32,711

(1)	Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)	The dilutive effect of the 2018 Convertible notes was included as they were considered dilutive under the “if converted” method as further discussed below. The 2018 Convertible notes matured April 1, 2018.

(3)	Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the Company is in a net earnings position.

Diluted EPS was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2024 Convertible notes, restricted stock units that are not considered participating securities, and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes during the periods in which they were outstanding. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2024 Convertible notes are included in the calculation of both approaches when the average stock price is greater than the applicable conversion price.

	Three Months Ended

	May 31, 2018		February 28, 2018

Net earnings attributable to Greenbrier	$32,951		$61,642
GBW goodwill impairment	9,493		—

Adjusted net earnings attributable to Greenbrier	$42,444		$61,642

	Three Months Ended

	May 31, 2018		February 28, 2018

Net earnings attributable to Greenbrier	$32,951		$61,642
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	297		843

Earnings before interest and debt issuance costs on convertible notes	$33,248		$62,485

Weighted average diluted common shares outstanding	32,914		32,711
Diluted earnings per share	$1.01		$1.91
GBW goodwill impairment	0.29	(1)	-

Adjusted diluted earnings per share	$1.30		$1.91

(1) GBW goodwill impairment of $9.5 million, net of tax, divided by weighted average diluted common shares outstanding of 32,914 for the three months ended May 31, 2018.

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